EXHIBIT 10.11

CITIZENS, INC.
EMPLOYMENT AGREEMENT TERMINATION
This EMPLOYMENT AGREEMENT TERMINATION (this “Agreement”) is entered into as of January 24, 2019 (the “Effective Date”) by and between Citizens, Inc., a Colorado corporation (the “Company”), and Kay E. Osbourn (the “Executive”) (each, a “Party” and together, the “Parties”).
WHEREAS, the Executive has been employed as the Company’s Executive Vice President, Chief Financial Officer and Chief Investment Officer;
WHEREAS, the Parties entered into an employment agreement attached hereto and dated January 16, 2017 (the “Original Agreement”);
WHEREAS, the Parties entered into an Amendment to Employment Agreement dated October 15, 2018 (the “Amendment;” the Original Agreement, as amended by the Amendment, shall hereinafter be referred to as the “Employment Agreement”);
WHEREAS, the Parties have mutually agreed to terminate the Employment Agreement effective immediately; and
NOW, THEREFORE, in consideration of the premises and mutual covenants herein and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Parties agree as follows:
(1)    Termination. By this Agreement the Parties mutually terminate and cancel the Employment Agreement effective immediately rendering all its terms, obligations and provisions no longer in effect. The Parties agree that this Agreement satisfies all requirements for termination of the Employment Agreement under its terms and provisions, including but not limited to, amendment and notice provisions. Notwithstanding the termination above described, the Company and Executive have agreed that Executive will continue to perform the duties of Chief Financial Officer and Chief Investment Officer on an interim basis until such time as the Company has retained the services of a duly qualified individual or individuals to perform such duties, or upon sooner request of the Company. Upon the retention of such individual(s), or upon sooner request of the Company, Executive agrees to relinquish the title of Chief Financial Officer and/or Chief Investment Officer.
(2)    Outstanding Obligations. The Parties acknowledge by this Agreement that the consideration provided and received by each other is fair, just and reasonable and that no further consideration, compensation or obligation will be due, payable or owing with regard to the Employment Agreement as of the date of this Agreement.
(3)    Release. By this Agreement the Parties release each other from any and all claims, causes of action, demands, and liabilities of whatever nature which either Party had in the past, has now or may have in the future arising out of any occurrence that took place prior to the Effective Date of this Agreement or arising out of the Employment Agreement.
(4)    Interpretation. The Parties acknowledge and agree that each Party has reviewed and negotiated the terms and provisions of this Agreement and has had the opportunity to contribute to its revision. Accordingly, the rule of construction to the effect that ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement. Rather, the terms of this Agreement shall be construed fairly as to both Parties and not in favor or against either Party.
(5)    Authority; Representations of the Executive. The Parties hereby represent that they each have the authority to enter into this Agreement, and the Executive hereby represents to the Company that the execution of, and performance of any of her duties under, this Agreement shall not constitute a breach of or otherwise violate any other agreement to which the Executive is a party. The Executive hereby further represents to the Company that she will not utilize or disclose any confidential information obtained by the Executive in connection with any former employment with respect to his duties and responsibilities hereunder.
(6)    Non-Disparagement. Executive hereby agrees not to defame or disparage the Company, its affiliates, and their respective directors, members, officers, or employees, and the company hereby agrees to prevent the then-current members of the Board from defaming or disparaging Executive. Executive hereby agrees to reasonably cooperate with the Company in refuting any defamatory or disparaging remarks by any third party made in respect of the Company or its affiliates or their directors, members, officers, or employees. The Company hereby agrees to reasonably cooperate with Executive in refuting any defamatory or disparaging remarks made by any third party in respect of Executive.

138

(6)    Entire Agreement. This Agreement shall constitute the entire agreement between the Parties hereto with respect to the Executive’s employment hereunder, and this Agreement supersedes and is in full substitution for any and all prior understandings or agreements between the Parties with respect to the Executive’s employment.
(7)    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without reference to its principles of conflicts of law.
IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

EXECUTIVE

/s/ Kay E. Osbourn
Kay E. Osbourn

CITIZENS, INC.

By: /s/ Grant Teaff
Name: Grant Teaff
Title: Chairman, Compensation Committee

139